Exhibit 10.13

[***] Certain information in this document has been omitted from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

LICENSE AND COMMERCIALIZATION AGREEMENT

THIS LICENSE AND COMMERCIALIZATION AGREEMENT (“Agreement”) dated as of March 25, 2021 (“Effective Date”) is entered into between Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at 45, Place Abel Gance 92100 Boulogne Billancourt, France (“Licensor”) and ValenzaBio Inc., a limited liability company organized under the laws of Delaware and having its principal place of business at 6701 Democracy Blvd, Suite 300, Bethesda, MD 20817 (“Licensee”).

BACKGROUND

A. Licensor owns or controls certain patents, know-how and other intellectual property relating to an anti-IGF-1R monoclonal antibody, internally designated within Licensor as [***] identified in Exhibit 1.6, (the “Asset”) that Licensor develops in an antibody drug conjugate (“ADC”);

B. Licensee wishes to develop the Asset as a naked antibody for one or more non-oncology indications; and

C. The Parties wish to enter into an agreement whereby Licensor will grant to Licensee, and Licensee will obtain, certain exclusive rights and licenses under the Asset to Exploit the Product in the Field and the Territory, provided that Licensor will retain the right to Exploit the Asset and Product outside the Field, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1

DEFINITIONS

In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below, except as otherwise provided herein.

1.1 “Acceptance” means acceptance of a Regulatory Filing by the Regulatory Authority.

1.2 “Accumulated Net Sales” means the accumulated worldwide Net Sales by or on behalf of Licensee, its Affiliates and Sublicensees since the Effective Date.

1.3 “Affiliate” of a Party means any person, corporation or other entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party, as the case may be. As used in this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting share capital in such person, corporation, or other entity, or by contract or otherwise.

1.4 “Annual Net Sales” means, with respect to a particular Calendar Year, all Net Sales during such Calendar Year.

1.5 “Applicable Laws” means any law or statute, any rule or regulation, or code (including written governmental interpretations thereof, the guidance related thereto, or the application thereof) issued by a Governmental Authority or Regulatory Authority and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter and the parties at issue.

1.6 “Asset” has the meaning set forth in the Background Section.

1.7 “BLA” means a Biologic License Application, including all supplements and amendments thereto, for the approval of the Product by the FDA.

1.8 “Business Day” means any day other than: Saturday, Sunday or any other day on which commercial banks in USA or France are authorized or required by law to remain closed.

1.9 “Calendar Year” shall mean any twelve (12) month period commencing on January 1.

1.10 “Calendar Quarter” means each three (3) consecutive calendar months ending on each March 31, June 30, September 30 and December 31.

1.11 “Change of Control” means, with respect to a Party, (a) a merger, reorganization or consolidation of such Party with or into a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least [***] of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party becoming the beneficial owner of [***] or more of the combined voting power of the outstanding securities of such Party other than as a result of a bona fide financing transaction of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which this Agreement relates; provided, however, that a Change of Control excludes any such transaction entered into [***]

1.12 “Clinical Studies” means any clinical studies with respect to a Product, including Phase 1 Studies, Phase 2 Studies, Phase 3 Studies, post- approval studies and IST’s.

1.13 “Commercialization” means, with respect to a Product, any and all processes and activities directed to selling, offering for sale, including any application for pricing and reimbursement approvals and more generally, any pricing, reimbursement and market access activities, distributing, detailing, marketing, advertising, promoting, storing, transporting, distributing, importing, and other commercial exploitation activities. “Commercialize” and “Commercializing” shall have their correlative meanings.

1.14 “Commercially Reasonable Efforts” means in respect of Development, manufacturing or Commercialization activities with respect to a Product, the carrying out of such activities in a sustained and diligent manner and using efforts and resources which Licensee, its Affiliates and Sublicensees would typically devote to products with similar market potential at a similar stage in development or product life, taking into consideration their safety and efficacy, their cost to Develop, the scope of the Field and Territory, the competitiveness of alternative products, the nature and extent of their market exclusivity, the likelihood of Regulatory Approval, their profitability, and all other relevant factors (together, the “Relevant Factors”), but in any event, at least the level of efforts and resources that are comparable to the efforts and resources commonly used by biotechnology companies of similar size for products of similar market potential at a similar stage in development or product life, taking into consideration the Relevant Factors.

1.15 “Competing Products” means any pharmaceutical product developed or commercialized [***] that is not a Product.

1.16 “Control” (including any variations such as “Controlled” and “Controlling”), means, with respect to any item of information or with respect to any Intellectual Property Right: the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access to or a license under such item or right, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party; provided, however, that if (a) the grant to the other Party of access to or a license under such item or right and/or (b) the exercise by the other Party of rights under such license, as provided herein, in either case ((a) or (b)), would trigger a payment obligation by a Party to a Third Party, such item or right, as applicable, shall only be deemed to be Controlled by a Party if the other Party agrees to (i) assume such payment obligation with respect thereto and (ii) be bound by any obligations that are required to be passed on to any sublicensees with respect thereto.

1.17 “Data” means any and all research data, pharmacology data, preclinical data, clinical data and/or all Regulatory Filings and/or other regulatory documentation, information and submissions pertaining to, or made in association with an IND, NDA or Regulatory Approval, for a Product, in each case to the extent Controlled by a Party as of the Effective Date or during the Term of this Agreement.

1.18 “Data Package” with respect to the POC Clinical Study, [***] and other data and documents agreed by the JSC in accordance with Section 3.1(b).

1.19 “Development” or “Develop” means non-clinical and clinical research and drug development activities, including toxicology, pharmacology, statistical analysis, Clinical Studies (including pre- and post-approval studies and Investigator Sponsored Clinical Studies), regulatory affairs, and regulatory activities pertaining to designing and carrying out Clinical Studies and obtaining Regulatory Approvals (excluding regulatory activities directed to obtaining pricing and reimbursement approvals).

1.20 “Development Plan” means a [***].

1.21 “Divest” means, as it relates to [***].

1.22 “DP Laws” means any applicable data protection laws relating to the protection of individuals with regard to the processing of personal data including (i) EU Data Protection Directive 95/46/EC as implemented by EU member states, (ii) the General Data Protection Regulation (EU) 2016/679, from 25 May 2018 (the “GDPR”), (iii) laws implemented by EU member states which contain derogations from, or exemptions or authorisations for the purposes of, the GDPR, or which are otherwise intended to supplement the GDPR, and/or (iv) any corresponding or equivalent national laws or regulations including any amendment, update, modification to or re-enactment of such laws.

1.23 “EMA” means the European Medicines Agency, or any successor entity thereto performing similar functions.

1.24 “Exploit” means to make, have made, and otherwise manufacture, use, have used, Develop, hold or keep (whether for disposal or otherwise), export, transport, and Commercialize and otherwise dispose of “Exploitation” means the act of Exploiting.

1.25 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.26 “Field” means Exploitation of Products for non-oncology therapeutic indications.

1.27 “First Commercial Sale” shall mean with respect to a Product, the first sale for use or consumption by an end user of such Product following receipt of the first Marketing Approval of such Product in a country in the Territory.

1.28 “Governmental Authority” shall mean any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any country, region, or international community or (ii) a supranational, federal, state, province, county, city or other political subdivision thereof, any of which has binding jurisdiction.

1.29 “Improvements” shall mean any invention and Patent, or other Intellectual Property Right generated by or under authority of Licensee, its Affiliates or Sublicensees in connection with Exploitation of a Product, including any Licensee Know-How and Licensee’s rights in Joint Patents. For clarity, “Improvements” shall not include any inventions, Patents or other Intellectual Property owned by or generated solely by the Licensor.

1.30 “IND” shall mean an Investigational New Drug application (as such term is used in United States 21 C.F.R. Part 312, Subpart B) filed with the FDA for authorization to commence Clinical Studies.

1.31 “Indication” shall mean an initial, expanded or additional patient population for which use of a Product is indicated, as reflected or to be reflected in the approved label for such Product.

1.32 “Initial Development Plan” means the Development Plan attached hereto as Exhibit 1.32.

1.33 “Initiation” means with respect to a Clinical Study, the first patient’s first visit pursuant to the applicable protocol.

1.34 “Intellectual Property Rights” means all Patents, trade secrets, copyrights, trademarks, moral rights, know-how and any and all other intellectual property or proprietary rights and applications for the same now known or hereafter recognized in any jurisdictions.

1.35 “Investigator Sponsored Clinical Study” or “IST” shall mean a clinical or non-clinical study of a Product that is sponsored and conducted by a physician, physician group or other Third Party not acting under a license from or on behalf of a Party or an Affiliate, pursuant to an IND owned by such Third Party, and with respect to which a Party or its Affiliate provides clinical supplies of the Product, funding or other support for such clinical study.

1.36 “Joint Patent” shall have a meaning set out in Section 11.3.

1.37 “Licensed Intellectual Property” shall mean the (i) Licensed Know-How, and (ii) Licensed Patents, in each case, [***].

1.38 “Licensed Know-How” means all scientific, medical, technical, Regulatory Filings and other information, including Data, (i) Controlled by Licensor as of the Effective Date and listed in Exhibit 1.38, (ii) generated pursuant to Section 9.1 (Asset Supply For Feasibility Studies), and (iii) provided pursuant to Section 4.1.

1.39 “Licensee Know-How” shall mean all scientific, medical, technical, regulatory, marketing and other information relating to the Product (including the Data) generated by or under authority of Licensee, its Affiliates or Sublicensees in connection with Exploitation of the Product.

1.40 “Licensed Patents” means (i) the Patents listed on Exhibit 1.40, any Patents issuing therefrom, and (ii) Licensor’s rights in Joint Patents.

1.41 “[***]” means the License Agreement between [***] Pierre Fabre Medicament dated November 21, 2017 and any amendments thereto.

1.42 “[***]” means the Intellectual Property Rights licensed and any other rights granted to Licensor under the [***].

1.43 “Marketing Approval” means such approvals, licenses, registrations or authorizations granted, provided or otherwise issued by the applicable Regulatory Authority(ies) in a country, that are necessary to Commercialize a Product in such country, including with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure or with respect to the US, a BLA.

1.44 “Marketing Plan” means a written plan containing the strategy and proposed activities for marketing and selling Products in each country in the Territory to be submitted by Licensee to the JSC for approval no later than [***] and then updated on each anniversary of the date of submission of the initial marketing plan.

1.45 “Net Sales” means, with respect to a Product for any period, the gross amounts billed, received or otherwise invoiced by Licensee, its Affiliates or its or their Sublicensees for the sale of a Product to Third Parties (including Distributors) in the Territory, less the following deductions for:

[***]

1.46 “Option Territory” means any territory outside of United States and Canada.

1.47 “Party” shall mean Licensor or Licensee, individually; and “Parties” shall mean Licensor and Licensee, collectively.

1.48 “Patent(s)” shall mean any patents and patent applications, together with all additions, divisions, continuations, continued prosecution applications, continuations-in-part, substitutions, confirmations, validations, reissues, re-examinations, registrations, patent term extensions, supplementary protection certificates, restoration and renewals of any of the foregoing.

1.49 “Phase 1 Studies” a human clinical study of a product in any country, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, that would satisfy the requirements of 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the relevant Regulatory Authorities or Applicable Law in a country other than the United States.

1.50 “Phase 2 Studies” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b), or a similar clinical study prescribed by the relevant Regulatory Authorities or Applicable Law in a country other than the United States, and that is designed or intended demonstrate the safety, dose ranging and efficacy of such product for its intended use, which is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 Study. After completion of the dose escalation phase of a Phase 1 Study, the extension of such study designed to establish that the drug at the selected dose is safe and efficacious for its intended use shall be deemed a Phase 2 Study for purpose of this Agreement.

1.51 “Phase 3 Studies” means a human clinical study of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c), or a similar clinical study prescribed by the relevant Regulatory Authorities or Applicable Law in a country other than the United States, and that is designed or intended to (a) establish that the product is safe and efficacious for its intended use, (b) define warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product.

1.52 “Pivotal Study” means a clinical trial of a Product on a sufficient number of subjects (a) that is conducted by Licensee, its Affiliates or its Sublicensees after positive results are obtained from a previous study for the Product, (b) is on a sufficient number of subjects that, prior to commencement of the trial, is designed to establish that such Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Product in the dosage range to be prescribed, and (c) which such clinical trial is intended to support Regulatory Approval of such Product, including any registration-enabling study, or amended part of a study to support registration, or trial or study that is intended to meet requirements for an expedited or accelerated approval.

1.53 “POC” means with respect to an Indication and a Product, the data generated by or behalf of Licensee, its Affiliates and Sublicensees in accordance with Sections 3.1(b)(v) and 3.7 in a Clinical Study necessary to ensure proof of concept with respect to such Product.

1.54 “Product” means a product comprising the Asset as a naked monoclonal antibody (excluding for the avoidance of doubt, any fragment or derivative of the Asset) and as its sole active ingredient.

1.55 “Recipients” shall have the meaning set out in Section 10.5.

1.56 “Regulatory Approval” shall mean, with respect to the Product in any country or jurisdiction, any and all approvals (including Marketing Approval and any pricing and reimbursement approvals, as applicable), licenses, permits, certifications, registrations or authorizations of any Regulatory Authority necessary under Applicable Laws in a country or other jurisdiction in order to commercially distribute, manufacture and have manufactured, sell or market the Product in such country or jurisdiction.

1.57 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Product in the Territory, including the FDA in the United States and the EMA in the European Union.

1.58 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority in the Territory, other than an issued and unexpired Patent, including any regulatory data protection exclusivity (including, where applicable, pediatric exclusivity and/or orphan drug exclusivity) and/or any exclusivity afforded by restrictions on the granting by a Regulatory Authority of regulatory approval to market a biosimilar product in the Territory.

1.59 “Regulatory Filing” shall mean all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority in a jurisdiction necessary for or in connection with the Development, manufacture and/or Commercialization of a pharmaceutical product, including any INDs and BLA.

1.60 “Reversion Option” shall have the meaning set out in Section 2.4.

1.61 “Royalty Term” means, with respect to a Product and each country in the Territory, the period ending on the later to occur of: (a) tenth (10th) anniversary of the First Commercial Sale in such country; (b) the expiration of the last-to-expire Valid Claim of a Licensed Patent in such country, and (c) the expiration of Regulatory Exclusivity in such country for such Product.

1.62 “Segregate” means in respect of a Product, [***].

1.63 “Sublicensee” means a Third Party that has been granted or assigned (when permitted pursuant to Section 18.8) a right to Exploit the Product in the Territory in the Field pursuant to Section 2.2 or an option to such right; and “Sublicense” shall mean an agreement or arrangement granting or assigning (when permitted pursuant to Section 18.8) such rights. As used in this Agreement, “Sublicensee” shall not include a wholesaler or similar distributor or reseller of the Product which Commercializes the Product, to the extent that Licensee or its Affiliate sells to such entity the Product at only supply prices and the arrangement does not include royalty payments or other payments tied to the revenue such wholesaler, distributor or reseller receives upon resale of the Product, whether paid in arrears or as transfer price, and /or significant lump sum payments (the “Distributors”).

1.64 “Sublicense Revenues” means all [***]. Notwithstanding the foregoing, “Sublicense Revenues” will not include [***].

1.65 “Territory” means all countries in the world, provided that if the Reversion Option is exercised, the Territory shall exclude the Option Territory with regard to which the Reversion Option is exercised.

1.66 “Third Party” shall mean any person, corporation, or other entity, other than the Parties and their respective Affiliates, as long as they remain an Affiliate of the corresponding Party.

1.67 “Valid Claim” means (a) a claim of any issued and unexpired Patent (including the term of any patent term extension, supplementary protection certificate, renewal or other extension) whose validity, enforceability or patentability has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a claim of a pending Patent application that was filed and which has not been abandoned or finally disallowed without the possibility of appeal of the application.

Article 2

GRANT OF LICENSES

2.1 Licenses.

(a) Exclusive Licenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license, with the right to grant sublicenses as provided in Section 2.2, under Licensed Intellectual Property to Exploit Products in the Field in the Territory.

(b) Certain Clarifications. The license granted in Section 2.1(a) excludes and Licensee shall not use the Asset or any part thereof or of the Licensed Intellectual Property for any other purpose than the Exploitation of a Product in the Field. Without limiting the foregoing, Licensee shall not use the Asset or any part thereof or of Licensed Intellectual Property in ADC, multispecific antibodies or any other derivative of the Asset, for each of which Licensor retains exclusive rights in all fields of use. Licensee acknowledges that Licensor is currently developing an ADC containing the Asset in oncology.

2.2 Sublicensees.

(a) Licensee shall have the right to sublicense the rights granted under Section 2.1(a), with the right to further sublicense, solely (i) in accordance with this Section 2.2, (ii) after expiry or waiver of Licensor’s rights pursuant to Sections 2.3 and 2.4 below and (iii) subject to prior written notice to Licensor. Notwithstanding Section 2.2 (a)(ii), as of the Effective Date, Licensee shall be entitled to grant Sublicenses limited to Development to contract research, contract-manufacturing organization, or other service providers engaged by Licensee to Develop or manufacture a Product in accordance with the Development Plan, provided in each case, that rights granted to such contract research, contract manufacturing organizations, or other service providers shall not include any right to Commercialize the Product or to grant an option to such right.

(b) Licensee shall ensure that each Sublicensee is bound by a written agreement between Licensee and Sublicensee, as applicable, that does not conflict with, and contains provisions as protective of Products and Licensor as this Agreement. Without limiting any of Licensee’s obligations under this Agreement, Licensee shall also ensure that each Sublicensee expressly agrees in writing to be bound by all of Licensee’s obligations under this Agreement to the extent applicable to such Sublicensee. Licensee shall remain responsible for any actions of its Sublicensees exercising sublicense rights under this Section 2.2 with respect to the rights and licenses granted by Licensor to Licensee under this Agreement to the same extent as if such actions had been by Licensee itself.

(c) Promptly following the execution of each Sublicense with a Sublicensee, Licensee shall provide Licensor with [***].

2.3 Right of First Negotiation in the Option Territory. During the term of this Agreement, the Licensee shall inform the JSC promptly if Licensee intends to sublicense any rights to Develop or Commercialize a Product in the Option Territory. Prior to Licensee either offering to a Third Party a nonbinding term sheet, or responding to a Third Party’s nonbinding term sheet, in each case for a Sublicense under any of the Licensed Intellectual Property for the Exploitation of the Asset and a Product in the Field in one or more countries in the Option Territory, Licensee shall notify Licensor [***] of such intent together with the material terms of such non-binding term sheet (“Licensee Notice”). If Licensor provides Licensee a written notice (“Licensor Notice”) indicating its interest and intent to negotiate with Licensee for such rights in the Option Territory within [***] of receipt of such Licensee Notice, then the Parties shall [***]. If Licensor does not respond to the Licensee Notice within [***] of its receipt, or the Parties [***] (“[***] Period”), then Licensee shall thereafter have the right to enter into the Third Party Sublicense with respect to a Product in the Field and in the applicable countries in the Option Territory on terms that are no more favorable to the Third Party licensee than the terms offered by the Licensee to Licensor in writing during the [***] Period. If Licensee had not signed such license agreement with a Third Party within [***] following the expiry of the [***] Period, Licensor’s right under this Section 2.3 will be reset.

2.4 Reversion Option. Until the date that is [***] after validation of the Full Data Package through the JSC, Licensor shall have the option to reclaim all exclusive rights to Exploit the Product in the Field in Option Territory and to obtain an exclusive sublicensable license in the Option Territory to Improvements, including Product trademarks, to Exploit the Product in the Field (the “Reversion Option”). If Licensor notifies Licensee of its intent to exercise the Reversion Option, the financial terms and conditions set out in Section 6.5 shall apply and the Parties shall discuss in good faith all customary adjustments to the terms and conditions of this Agreement, including with respect to governance, patent prosecution and litigation, and vigilance regulatory coordination.

2.5 The [***]. The licenses and rights granted to Licensee under this Agreement shall not be construed to grant any rights or sub-license under [***]. Licensee acknowledges that certain rights under [***] are necessary to Exploit the Asset. Licensor shall use reasonable efforts to facilitate Licensee’s negotiation and entry into a direct license agreement [***]. Notwithstanding the foregoing, [***].

2.6 No Other Rights.

(a) Except for the rights and licenses expressly granted in this Agreement, Licensor retains all rights under its Intellectual Property Rights, and no additional rights shall be deemed granted to Licensee by implication, estoppel or otherwise.

(b) For clarity, the licenses and rights granted to Licensee in this Agreement shall not be construed to convey any licenses or rights under the Licensed Intellectual Property with respect to any subject matter other than a Product in the Field.

Article 3

GOVERNANCE

3.1 Joint Steering Committee.

(a) Establishment. Within [***] following the Effective Date, the Parties shall establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”) to oversee and review Licensee’s activities with respect to a Product in the Field and the Territory.

(b) Duties. The JSC shall:

[***]

If Licensor elects to exercise its Reversion Option, the rights and responsibilities of the JSC [***].

3.2 Membership. The JSC shall be composed of [***] representatives from each of Licensee and Licensor (or a Licensor Affiliate), selected by such Party. Unless the Parties otherwise agree, the exact number of representatives for each Party shall be, with respect to the JSC, [***] representatives. Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party; provided that the criteria for composition of the JSC set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on the JSC.

3.3 Meetings. The JSC shall meet at least [***], or at such other intervals as agreed to by the Parties. All JSC meetings may be conducted by telephone, video-conference or in person as determined by the JSC; provided that the JSC shall meet in person at least [***]. Unless otherwise agreed by the Parties, all in-person meetings for the JSC shall be held [***]. Each Party shall bear its own personnel and travel costs and expenses relating to JSC meetings. With the consent of the Parties (not to be withheld unreasonably), [***].

3.4 Decision-Making.

(a) Before exercise of the Reversion Option, after discussion at the JSC, Licensee shall have the right to cast the deciding vote in the event of a tie in votes, provided that [***].

(b) After exercise of the Reversion Option, (A) Licensee shall have the right to cast the deciding vote in the Territory, excluding for avoidance of doubt, the relevant countries of the Option Territory, provided that [***], (B) Licensor shall have the right to cast the deciding vote in the countries in the Option Territory for which it exercised the Reversion Option and (C) the provisions of this Article 3 shall be subject to customary governance adjustments to account for the Parties’ respective roles following the exercise of the Reversion Option.

(c) Notwithstanding anything else in this Section 3.4, Licensor shall have the right to cast the deciding vote in respect to the decision in Section 3.1(b) (iii) and (v).

(d) For clarity, neither Party shall have the right to cast a deciding vote to excuse itself from any of its obligations specifically enumerated under this Agreement.

3.5 Alliance Managers. Within [***] following the Effective Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties and to act as a liaison between the Parties with respect to such other matters as the Parties may mutually agree in order to maximize the efficiency of this Agreement and the collaboration hereunder. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party.

3.6 Scope of Governance. Notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and the JSC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided in this Agreement, or the Parties expressly so agree in writing. The JSC shall not have the power to amend or modify this Agreement, and no decision of the JSC shall be in contravention of any terms and conditions of this Agreement. The Alliance Managers shall not have any rights, powers or discretion except as expressly granted to the Alliance Managers under this Agreement and in no event shall the Alliance Managers have any power to modify or amend this Agreement. It is understood and agreed that issues to be formally decided by the JSC are only those specific issues that are expressly provided in this Agreement to be decided by the JSC. It is also understood that the JSC shall not have any authority over activities that are not related to the Exploitation of the Product in the Field, and shall not extend to the Exploitation of the Asset when not within a Product or the Exploitation of the Product outside the Field, nor to the Exploitation of the ADC by Licensor.

3.7 Full Data Package. Upon completion of the POC Clinical Study in the first Indication, Licensee shall provide to Licensor and the JSC the Data Package and respond to all reasonable questions that Licensor and the JSC may raise within [***] of the access to the Data Package, which shall be validated as complete by the JSC (the Data Package and those responses being defined as the “Full Data Package”).

3.8 Day-to-Day Decision-Making Authority. For the avoidance of doubt, unless the Licensor exercises the Reversion Option, Licensee shall bear the entire responsibility for the Exploitation of Products in the Field in the Territory, provided that such decisions are not inconsistent with the Development Plan or the terms and conditions of this Agreement.

3.9 Development Plan. Once approved by the JSC, each updated or amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval or at such other time as decided by the JSC.

3.10 Marketing Plan. Once approved by the JSC, each updated or amended Marketing Plan shall become effective and supersede the previous Marketing Plan as of the date of such approval or at such other time as decided by the JSC.

Article 4

DEVELOPMENT, REGULATORY AND COMMERCIALIZATION

4.1 Transfer of Licensed Know-How.

(a) Licensor or its Affiliates will make available to Licensee, a data room containing all materials documents within the Licensed Know-How relating to Products that exist as of the Effective Date and are Controlled by the Licensor and are necessary, or materially useful, for Licensee to Exploit Products in the Field in the Territory in accordance with the Initial Development Plan. During a period commencing on the Effective Date and expiring [***] thereafter, Licensor or its Affiliates will, upon Licensee’s reasonable request, provide Licensee, [***] access to data generated by or on behalf of Licensor or its Affiliates prior to the Effective Date, if such data is Controlled by Licensor and is necessary, or materially useful, for Licensee to Exploit Products in the Field in the Territory in accordance with the Initial Development Plan. Such documents will be made available in the original language in which they were generated.

(b) Other than as expressly set forth in this Agreement, any Licensed Know-How is provided on [***] basis, without [***], and Licensor expressly disclaims [***].

4.2 Development. As between Licensor and Licensee, Licensee shall be solely responsible for Developing Products in the Field and the Territory in accordance with the Development Plan [***], provided that if Licensor exercises the Reversion Option, Licensee will not be responsible for Developing Products in the Field in those countries in the Option Territory for which Licensor exercised the Reversion Option.

4.3 Regulatory Submissions and Regulatory Approvals.

(a) Regulatory Responsibilities. As between Licensor and Licensee, Licensee shall be solely responsible for obtaining all Regulatory Approvals for Products in the Field in the Territory at its sole cost, provided that if Licensor exercises the Reversion Option, Licensee will not be responsible for obtaining Regulatory Approvals for Products in the Field in those countries in the Option Territory for which Licensor exercised the Reversion Option.

(b) Regulatory Activities and Cooperation.

(i) The JSC shall be informed of the overall strategy and positioning of all material regulatory submissions and filings by Licensee in the Territory prior to their submission or filing, based upon [***] to be provided by Licensee. In connection with such review, Licensee shall provide to the JSC [***] as either Party may reasonably request.

(ii) If the Reversion Option has been exercised:

a. Licensor shall have the right, but no obligation, to [***].

b. Licensee shall provide to Licensor, as well as to the JSC, [***].

4.4 Commercialization. As between Licensor and Licensee, Licensee shall be responsible for, and shall control the conduct of, the Commercialization of the Product in accordance with the Marketing Plan, in the Territory, at its sole cost, provided that if Licensor exercises the Reversion Option, Licensee will not be responsible for Commercializing Products in the Field in those countries in the Option Territory for which Licensor exercised the Reversion Option.

4.5 Pharmacovigilance Responsibilities.

(a) Licensee shall be responsible, [***] for all pharmacovigilance activities associated with the Products in the Field in the Territory, including filing all reports required to be filed in order to maintain any Regulatory Approvals. Licensee shall ensure that its Affiliates and Sublicensees comply with such reporting obligations. Licensee shall promptly notify Licensor with respect to any material changes or material issues that may arise with respect to the Product in the Field.

(b) The Parties shall endeavor to cooperate with each other and to enable each other to fulfil their respective pharmacovigilance obligations.

(c) Licensee shall notify Licensor about any change on the RSI (Reference Safety Information) no later than [***] from the effective change by email to [***].

(d) If a safety signal is detected and validated, Licensee shall notify Licensor about the validated signal including any emerging safety issues (which means safety signals that could have a significant impact on the benefit-risk balance for a medicinal product and/or have implications for public health and require immediate action) no later than [***] after validation by Licensee with the supportive documents by email to [***].

(e) The receiving Party shall acknowledge receipt for each information received within [***].

(f) For avoidance of doubt, the Parties are strictly prohibited from using data disclosed pursuant to this Section 4.5 for any purpose other than fulfilling their pharmacovigilance obligations.

Article 5

DILIGENCE

5.1 Development. Licensee will use Commercially Reasonable Efforts to Develop the Product in the Field and the Territory and to achieve the milestones set forth in the Development Plan (each such milestone, a “Diligence Milestone”). Without limiting the foregoing, Licensee shall use Commercially Reasonable Efforts to complete a successful subcutaneous feasibility study and to file an IND within the timelines indicated in the Development Plan (each, a “[***]”) and shall use Commercially Reasonable Efforts to submit the Data Package for JSC review of POC in accordance with the Initial Development Plan.

5.2 Extension of Development Timelines Due to Issues Outside of Licensee’s Reasonable Control. If Development (including safety) issues or regulatory issues outside Licensee’s reasonable control arise that make a Diligence Milestone not reasonably possible for Licensee to achieve, then Licensee will provide notice without delay to Licensor, as appropriate, including a suggested mitigation strategy with new timelines to minimize impact on Development, and the Parties will [***], provided, however that the [***]. Notwithstanding the foregoing, [***].

5.3 Commercialization. Licensee shall use Commercially Reasonable Efforts to Commercialize Products in the Field in each of United States, and subject to the Reversion Option, [***].

Article 6

PAYMENTS

6.1 License Fee. In partial consideration of the rights hereunder, Licensee shall pay to Licensor a one-time initial non-creditable and non-refundable license fee (the “Initial Payment”) comprised of:

(a) seven million five hundred thousand US dollars ($7,500,000) which shall be paid in cash in immediately available funds upon the Effective Date in accordance with the payment provisions of Article 7.

(b) 1,053,319 shares of Series A Preferred Stock of Licensee (the “Shares”) pursuant to that certain Series A Stock Purchase Agreement of even date herewith.

6.2 Milestone Payments.

(a) Development Milestones. Following the first occurrence of each event described in the table below (each, a “Development Milestone”) for a Product (regardless of whether such event was achieved by or on behalf of Licensee, a Licensee Affiliate or Sublicensee), Licensee will make the payment amount set forth below with respect to such Development Milestone (each such amount, a “Development Milestone Payment”). Within [***] after the occurrence of a qualified Development Milestone, Licensee will send Licensor a written notice identifying the Product that achieved the Development Milestone and the Development Milestone Payment amount set forth below with respect to such Development Milestone. Thereafter, Licensor will promptly invoice Licensee for the achievement of the Development Milestone, identifying in its invoice the Product, the Development Milestone achieved and the amount of the Development Milestone Payment, and such Development Milestone Payment will be due within [***] after Licensee’s receipt of such invoice.

Development Milestones	[***]	[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

(b) Commercial Milestones. Following the first occurrence of each event described in the table below (each, a “Commercial Milestone”), Licensee will make the payment amount set forth below with respect to such Commercial Milestone (each such amount, a “Commercial Milestone Payment”). Within [***] of the [***] in which a Commercial Milestone occurred, Licensee will send Licensor a written notice identifying the Product that achieved the Commercial Milestone and the Commercial Milestone Payment amount set forth below with respect to such Commercial Milestone. Thereafter, Licensor will promptly invoice Licensee for the achievement of the Commercial Milestone, identifying in its invoice the Product, the Commercial Milestone achieved and the amount of the Commercial Milestone Payment, and such Commercial Milestone Payment will be due within [***] after Licensee’s receipt of such invoice.

Commercial Milestones
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(i) [***]

6.3 Sublicense Revenues Sharing. Licensee will pay Licensor a percentage of any Sublicense Revenues received by Licensee or its Affiliates. The applicable percentage due to Licensor shall depend on the date on which the corresponding Sublicense (including for the avoidance of doubt, sublicense option) is entered into:

Date of entering into the Sublicense	Sublicense Revenues Sharing
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

If Licensee, or its Affiliate, receives Sublicense Revenues in [***]. If Licensee, or its Affiliate, enters into any Sublicense that is [***].

If a Sublicense includes [***] the above-referenced revenue sharing.

6.4 Royalty Payments.

(a) During the Royalty Term, Licensee shall, pay to Licensor tiered royalties on worldwide Annual Net Sales of Products (“Royalty Payments”) as set forth in the table below:

Royalty
[***]	[***]
[***]	[***]
[***]	[***]

(b) Within [***], commencing with the [***] in which the First Net Sales occurs Licensee shall deliver to Licensor a report (each, a “Royalty Report”) setting out all the details necessary to calculate the payments due under this Section 6.4, meaning [***]. Licensee shall provide preliminary estimated Royalty Report within [***]. The royalty payment shall be due within [***] of receipt by Licensee of an invoice from Licensor and issued no earlier than the date of receipt of the Royalty Report by Licensor.

(c) Licensee shall have no obligation to make any Royalty Payment under this Agreement with respect to Annual Net Sales of Product after the Royalty Term has expired in the relevant country. Upon expiration of the Royalty Term in the relevant country with respect to the Product, the license granted to Licensee under Section 2.1 above with respect to the Product shall become non-exclusive, perpetual, fully-paid up in such country.

(d) [***] Licensee shall be solely responsible for any payment due to [***] in connection with its use of the [***].

(e) If Licensee, an Affiliate or any Sublicensee is required by (a) a future order by a court of competent jurisdiction, (b) settlement agreement, (c) license or contract, or (d) other legally binding commitment to make royalty payments to a Third Party (excluding [***]), in respect of Patents held by such Third Party that claim the composition of matter of the Asset as a naked monoclonal antibody, per se in a given country, then Licensee (or its Affiliate or Sublicensee as applicable) shall be entitled to [***]. Notwithstanding the foregoing, Licensee shall not be able to [***] pursuant to this Section 6.4 (e) if it [***].

6.5 Payments Following Exercise by Licensor of the Reversion Option. If Licensor exercises the Reversion Option, then:

(a) [***]

Article 7

PAYMENTS; BOOKS AND RECORDS

7.1 Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. Any payments or portions thereof due under this Agreement that are not paid within [***] after the date such payments are due under this Agreement shall bear interest at an annualized rate equal to the US dollar Libor interest rate at one month [***], calculated on the number of calendar days such payment is delinquent, [***], unless validly disputed. This Section 7.1 shall in no way limit any other remedies available to the Parties.

7.2 Currency Conversion. Unless otherwise expressly stated in this Agreement, all amounts specified in this Agreement are in USD, and all payments by one Party to the other Party under this Agreement shall be paid in USD. If any currency conversion shall be required in connection with the payment of royalties or other amounts under this Agreement, such conversion shall be calculated using the applicable average daily mid foreign exchange rates published in the Reuters pages over the period in which the payment obligation arises.

7.3 Taxes.

(a) Withholding Taxes. If Applicable Laws require withholding by Licensee of any taxes imposed upon Licensor on account of any royalties or other payments paid under this Agreement, such taxes shall be deducted by Licensee as required by Applicable Laws from such payment and shall be paid by Licensee to the proper taxing authorities. Official receipts of payment of any withholding tax shall be secured and sent to Licensor as evidence of such payment. The Parties shall exercise their reasonable efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any applicable tax treaty, and shall cooperate in filing any forms required for such reduction. All payments hereunder shall be made by Licensee from an entity resident in the United States or the European Union.

(b) Sales Taxes. Any U.S. sales taxes (including any consumption tax or value added tax), use tax, transfer taxes, duties or similar governmental charges required to be paid in connection with any payments by Licensee to Licensor hereunder shall be the sole responsibility of Licensee. In the event that Licensor is required to pay any such amounts, Licensee shall promptly remit payment to Licensor of such amounts. In the event that Licensee is required to pay any such amounts, Licensor shall promptly remit payment to Licensee of such amounts.

7.4 Records; Inspection. Licensee shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable to Licensor pursuant to this Agreement. Such books and records shall be kept for at least [***] following the end of the Calendar Quarter to which they pertain. Such records will be open for inspection by an independent auditor chosen by Licensor and reasonably acceptable to Licensee for the purpose of verifying the amounts payable by Licensee hereunder. Such inspections may be made no more than [***], at reasonable times and on reasonable prior written notice. Such records for any particular Calendar Quarter shall be subject to no more than [***]. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 7.4 shall be at the expense of Licensor, unless a variation or error producing an underpayment in amounts payable exceeding [***] of the amount paid for a period covered by the inspection is established, in which case [***].

Article 8

CERTAIN COVENANTS

8.1 Exclusivity of Efforts.

(a) During the Term of this Agreement, Licensee shall not, and shall cause its Affiliates and Sublicensees not to, without prior written consent of Licensor, directly or indirectly, develop or commercialize any Competing Product in the Field and in the Territory.

(b) If any entity becomes an Affiliate of Licensee by virtue of a Change of Control of Licensee and such Affiliate develops or commercializes a Competing Product, Licensee shall send notice identifying all Competing Products within [***] after the Change of Control.

(c) Section 8.1 (a) shall not apply to activities of any person that become Affiliate by virtue of a Change of Control and in respect of Competing Products being developed or commercialized at the time of Change of Control, if: (i) Licensee or its Affiliates shall terminate this Agreement or Divest the Competing Products, in each case, within [***] following the Change of Control, unless Licensor determines in its sole discretion that the Competing Products are complementary to the Product, and (ii) Licensee shall not permit the use of any Licensed Intellectual Property to assist in the development or commercialization of any Competing Product; (iii) the scope of oversight, review and coordination of the JSC, including with respect to the obligations of the Parties with respect to information exchange, will be strictly limited to that required to continue the joint administration of the applicable, ongoing activities; and (iv) Licensee will Segregate all activities performed in relation to Products and this Agreement from any development and commercialization of Competing Products.

8.2 Compliance with the Laws. Licensee and Licensor shall comply with all, and shall not violate any Applicable Laws with respect to the conduct of its business or the ownership or operation of its properties or assets, including the following laws, as applicable: (i) the laws composing the Medicare and Medicaid Programs, including applicable provisions of the Social Security Act (e.g., Civil Monetary Penalties Act, 42 U.S.C. § 1320a-7a, and the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b), (ii) (x) any other laws prohibiting rebates, kickbacks, fee-splitting or other financial incentives or inducements, including providing products or services below cost for the referral or continuation of business, and (y) the False Claims Act, 31 U.S.C. § 3729 et seq., and (iii) laws enforced by the FDA, including the FDCA and Section 21 of the C.F.R.

Article 9

PRODUCT SUPPLY

9.1 Asset Supply For Feasibility Studies.

(a) Within [***] after the Effective Date, Licensor shall initiate to supply Licensee with [***] of Asset as provided for in Exhibit 9.1 hereunder to allow Licensee to initiate the feasibility study of a subcutaneous formulation at a supply price of [***] to be delivered by Licensor in accordance with [***]. Licensor also agrees to supply Licensee up to [***] to be delivered by Licensor in accordance with [***], once Licensee will have signed its own agreement with [***], as provided in Section 2.5 herein.

(b) Such materials are provided on [***] basis, without any [***].

9.2 Direct Agreements. Except as provided in Section 9.1, Licensee shall be solely responsible for the manufacture and supply of its requirements of the Asset and Product.

Article 10

CONFIDENTIALITY

10.1 “Confidential Information” shall mean this Agreement and the terms and provisions of this Agreement and other proprietary information and data of a financial, commercial or technical nature (including such information or data of or relating to a Third Party) that the disclosing Party or any of its Affiliates have supplied or otherwise made available to the other Party or its Affiliates whether orally, visually or in writing.

10.2 Confidential Terms. The terms of this Agreement shall be deemed Confidential Information of both Licensee and Licensor.

10.3 Obligations. During the term of this Agreement and for [***] thereafter, the receiving Party will:

(a) protect all Confidential Information of the disclosing Party against unauthorized disclosure to Third Parties; and

(b) not use the Confidential Information of the disclosing Party except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder. Each receiving Party will treat Confidential Information provided by the other Party with the same degree of care as if it were the receiving Party’s own confidential information (but under no circumstances less than reasonable care).

10.4 Exceptions. The obligations under this Article 10 shall not apply to any information to the extent the receiving Party can provide convincing evidence that such information:

(a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the receiving Party or any Recipients to whom it disclosed such information;

(b) was known to, or was otherwise in the possession of, the receiving Party prior to the time of disclosure by the disclosing Party other than under obligations of confidentiality;

(c) is disclosed to the receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation; or

(d) is independently developed by or on behalf of the receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.

10.5 Permitted Disclosures.

(a) The restrictions set forth in this Article 10 shall not prohibit the receiving Party from disclosing or using (as specified below) any Confidential Information of the disclosing Party (i) that the receiving Party is required to disclose under Applicable Laws, a court order or other governmental order, or the rules and regulations of the Securities and Exchange Commission (“SEC”) or any national securities exchange, (ii) that the receiving Party needs to disclose or use to file, prosecute or enforce any Licensed Patents or Joint Patents, or (iii) that the receiving Party needs to disclose or use for purposes of obtaining or maintaining Regulatory Filings of the Product; provided that the receiving Party (A) as to subsection (i), provides the disclosing Party at least [***] prior written notice of such disclosure (and the right to review and comment on the proposed disclosure), provided, with respect to any disclosures proposed in accordance with SEC’s regulations, the disclosing Party shall provide the receiving Party a copy of the proposed redacted version of this Agreement and the corresponding draft letter to the SEC staff (“SEC Letter”) seeking confidentiality treatment, provided, further, that any provisions of such SEC Letter that do not relate to this Agreement may be redacted, (B) as to subsection (i) afford the disclosing Party an opportunity to review and comment on the confidential treatment for such required disclosure required by the SEC or national securities exchange and use reasonable efforts to secure confidential treatment for such required disclosure, (c) as to subsection (i) discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose in the receiving Party’s legal counsel opinion and (D) as to subsections (ii) and (iii), the receiving Party provides reasonable advance notice to the other Party where reasonably practicable and discloses only that portion of the Confidential Information that it is reasonably necessary to disclose for such purpose and maintain confidential treatment for the longest possible period.

(b) The receiving Party may disclose the Confidential Information of the disclosing Party to its Affiliates, and their respective directors, officers, employees, subcontractors, sublicensees, consultants, attorneys, accountants, banks, acquirers and investors (collectively, “Recipients”) who have a need-to-know such information for purposes related to this Agreement, provided that the receiving Party shall hold such Recipients to written obligations of confidentiality and non-use with terms and conditions at least as restrictive as those set forth in this Agreement.

10.6 Scientific Papers. Licensee may present, disclose or publish any information, data (including Data), and other results related to a Product in the Field that have not previously been presented, disclosed or published (“Product Information”) through scientific publications in accordance with this Section 10.6.

(a) Licensee shall provide to Licensor, prior to submission for publication, a draft of the proposed submission concerning the Product Information which have been prepared by or on behalf of Licensee (or by a Clinical Study site contracted by such Party as sponsor of the relevant Clinical Study) or through any Investigator Sponsored Clinical Studies (each a “Scientific Paper”) to be published in indexed medical and scientific journals and similar publications (“Medical Journals”).

(b) Commencing with the receipt of such draft Scientific Paper, the Licensor shall have [***] to notify the Licensee of its consent or denial with respect to the publication of such Scientific Paper (it being understood that, during such [***] period, no submission for publication thereof shall take place).

(c) In the event the Licensor consents to the publications, but has comments thereto, Licensee shall, in good faith, consider the comments made by the Licensor, particularly if such publication may be prejudicial to the Licensor’s opportunity to obtain any Patent rights.

(d) Licensor may require that the publication of such Scientific Paper be suspended for a period of time not exceeding [***] to permit a Patent to be filed on inventions, patentability of which could be negatively impacted by the prior disclosure of the proposed Scientific Paper.

(e) Neither Party will publish or present any Confidential Information of the other Party without such other Party’s prior written consent.

(f) The Licensee shall provide to Licensor copies of any final Scientific Paper accepted by a Medical Journal within [***] after the approval thereof, subject to applicable Medical Journal publisher’s rules, guidelines and any other health care compliance guidelines.

(g) To enable free exchange of copyrighted material between the Parties, each Party agrees that it has or shall (i) obtain and maintain, at its own expense, an annual copyright license or equivalent license from the copyright clearance center and (ii) list the other Party as a collaborator in an agreement with the copyright clearance center if required by such agreement.

(h) Notwithstanding anything to the contrary in this Section 10.6, with respect a Scientific Paper containing Asset and Product Information arising from an Investigator Sponsored Clinical Study supported by Licensee, each Party will use reasonable efforts to follow the process described above, subject to compliance with best practices guidelines in the pharma industry and the provisions of Licensee’s agreement with the Third Party sponsor.

10.7 Abstracts, Posters and Slide Decks. Licensee may present any Product Information through publications, presentations, lectures, symposia or other meetings of healthcare professionals, or international congresses, conferences or meetings organized by a professional society or organization anywhere in the world (any such occasion, a “Congress”) in accordance with this Section 10.7.

(a) Licensee shall provide to Licensor, prior to presentation, an initial draft of the proposed presentation concerning the Asset and Product Information which has been prepared by or on behalf of the Licensee (or by a Clinical Study site contracted by such Party as sponsor of the relevant Clinical Study) (each a “Scientific Presentation”) to be presented at a Congress. Licensee shall make reasonable efforts to provide to the Licensor the initial draft of such Scientific Presentation at least [***] prior to the Congress.

(b) Commencing with the receipt of any such draft Scientific Presentation, Licensor shall have [***] to inform the sending Party of its observations and suggestions with respect thereto (it being understood that, during such review period, as applicable, no public disclosure thereof shall take place) and the Parties shall discuss such observations and suggestions in good faith, particularly if such Presentation may be prejudicial to the other Party’s opportunity to obtain any Patent rights.

(c) Licensor may require that the public disclosure of the Scientific Presentation be suspended for a period of time not exceeding [***] to permit a Patent to be filed for inventions patentability of which could be negatively impacted by the prior disclosure of the proposed Presentation.

(d) Neither Party will present any Confidential Information of the other Party without such other Party’s prior written consent.

(e) Licensee shall provide to Licensor copies of all final versions of the Scientific Presentation presented at a Congress within [***] after the public disclosure thereof, subject to applicable publisher’s rules, guidelines and any other health care compliance guidelines.

(f) Notwithstanding anything to the contrary in this Section 10.7, with respect to a Scientific Presentation containing Asset and Product Information arising from an Investigator Sponsored Clinical Study supported by a Party, each Party will use reasonable efforts to follow the process described above, subject to compliance with best practices guidelines in the pharma industry and the provisions of Licensee with the Third Party sponsor.

10.8 Clinical Study Website Registries. Licensee shall be free to register the Clinical Studies it is sponsoring with respect to Product in the Field on ClinicalTrials.gov, clinicaltrialsregister.eu or in similar Clinical Study registries. Licensee shall not disclose or publish any Product Information on any website registries unless required by Applicable Law, in which case Licensee shall provide the Licensor a detailed description of such required disclosure at least [***] prior to such registration or disclosure and shall, in good faith, consider the comments made by Licensor regarding the proposed registration or disclosure and the protection of any Intellectual Property Rights contained therein.

10.9 Reversion Option. If Licensor exercises its Reversion Option, Sections 10.6, 10.7 and 10.8 shall apply mutatis mutandis to Licensor.

10.10 Other Uses. Notwithstanding anything to the contrary in this Article 10, Licensor shall be free to disclose and publish any Licensed Know-How with respect to the Asset when used other than in the Product in the Field, and with respect to the ADC.

10.11 Press Releases. Notwithstanding anything to the contrary in Section 10.2, the Parties shall agree on a mutual press release to announce the execution of this Agreement together with a corresponding Question & Answer outline for use in responding to inquiries about this Agreement which the Parties will release on a date to be agreed but no later than within [***] after the Effective Date. The Parties agree to consult with each other reasonably and in good faith with respect to the text of any subsequent press releases or other disclosures and obtain the approval of the other Party, no later than within [***] prior to the issuance thereof; provided, however, that a Party may not unreasonably withhold or delay consent to such releases unless such release would adversely affect the rights or interests of such Party.

10.12 Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the Confidentiality Agreement between the Parties dated October 29, 2020. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

Article 11

PATENT PROSECUTION AND ENFORCEMENT

11.1 Ownership of Inventions. Title to all inventions and Intellectual Property Rights made solely by Licensee personnel or its independent contractors (or that of any Affiliate) in connection with this Agreement shall be owned by Licensee (or its respective Affiliate). Title to all inventions and Intellectual Property Rights made solely by Licensor personnel or its independent contractors (or that of any Affiliate) in connection with this Agreement shall be owned by Licensor (or its respective Affiliate). Title to all inventions and Intellectual Property Rights made jointly by personnel of Licensor and Licensee (or their respective Affiliates) in connection with this Agreement shall be jointly owned by the Parties. Notwithstanding the foregoing, any Patent filed by a Party that includes scientific, medical, technical, Regulatory Filings, Data and other information generated pursuant to studies carried out pursuant to Section 9.1 shall be a Joint Patent.

11.2 Prosecution of Patents Claiming Improvements Solely Owned By Licensee (or its Affiliate). Subject to Section 11.3, as between the Parties, Licensee will have the first right to file, maintain, prosecute and defend any Patents claiming Improvements at Licensee’s cost, provided that prior to submission of a patent application claiming Improvements to a patent office and of each Patent extension, Licensee shall provide Licensor a draft of the proposed filing. Commencing with the receipt of the draft patent application, Licensor shall have [***] to notify the Licensee to require that Licensor’s Confidential Information be removed or that the filing of such a patent application be suspended for a period of time not exceeding [***] to permit Licensor, at Licensor’s cost, to file a patent application on Licensor’s inventions related to the Know-How included in the proposed patent application. Neither Party will include the other Party’s Confidential Information in its patent applications without such other Party’s consent. Licensee shall inform Licensor of any decision to abandon or stop paying for prosecution or maintenance of any Patents claiming Improvements reasonably in advance of any deadline for taking action to avoid abandonment, and the Licensor shall have the right to take over prosecution at is sole expense; provided that the Licensee will inform the Licensor in writing with sufficient advance notice to reasonably enable Licensor to assume the filing or prosecution of such Patent at Licensor’s non-reimbursable cost.

11.3 Prosecution of Jointly Owned Patents. In the event the Parties conceive or generate any invention that is jointly owned in accordance with Section 11.1, the Parties will promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon. Licensor will have the first right to file, maintain, prosecute and defend any jointly owned Patent (each, a “Joint Patent”). If Licensor wishes to forgo this right, Licensee shall have the right, but not the obligation, to undertake such activities at its own expense. The Party responsible for filing, prosecuting and maintaining any such Joint Patent (the “Prosecuting Party”) shall not file any substantive filing with respect to such Joint Patent without first providing the non-Prosecuting Party, with (A) a copy of material communications to and from any patent authority in the Territory regarding such patents; and (B) drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the other Party’s review and comment thereupon. The Prosecuting Party shall consider in good faith, and if requested discuss with the other Party, the non-Prosecuting Party’s requests and suggestions with respect to such drafts or response. Unless otherwise agreed,

[***] all out-of-pocket expenditures incurred in connection with filing, prosecuting and maintaining of Joint Patents. The non-Prosecuting Party will cooperate with the Prosecuting Party in connection with the filing, prosecution and maintenance of such Joint Patent, including by providing access to relevant persons and executing all documentation reasonably requested by the Prosecuting Party. The Prosecuting Party shall inform the non-Prosecuting Party of any decision to abandon or stop paying for prosecution or maintenance of any such Patents [***] of any deadline for taking action to avoid abandonment, and the non-Prosecuting Party shall have the right to take over prosecution at is sole expense; provided that the Prosecuting Party will inform the non-Prosecuting Party in writing with sufficient advance notice to reasonably enable the non-Prosecuting Party to assume the filing or prosecution of such Patent at the non-Prosecuting Party’s non-reimbursable cost.

11.4 Except to the extent any such jointly-owned inventions, Joint Patents, or other jointly-owned Intellectual Property Rights are included in subject matter licensed by one Party to the other Party under this Agreement, each Party may only practice any such jointly-owned inventions, Joint Patents, or other jointly-owned Intellectual Property Rights for its own internal purposes, and neither Party shall have the right to enforce, exclusively license, or assign such jointly-owned inventions, Joint Patents or other jointly-owned Intellectual Property Right, without the prior written consent of the other Party.

11.5 Licensee hereby grants to Licensor a non-exclusive, worldwide, irrevocable, royalty-free license, with the right to sublicense, under any Improvements to make, have made, use, sell, offer for sale, import, practice and otherwise Exploit the same (i) outside the Field (including the ADC) and (ii) if Licensor exercises the Reversion Option, Section 2.4 shall apply to the relevant countries within the Option Territory.

11.6 Prosecution and Maintenance of Licensed Patents. As between the Parties, subject to Section 11.3, Licensor shall, at its expense, have responsibility for the filing, prosecution and maintenance of all Licensed Patents. Licensor agrees to keep Licensee generally informed of the course of patent prosecution or other proceedings with respect to the Licensed Patents within the Territory. Licensor will provide detailed updates with respect to the Licensed Patents upon reasonable request up to one time per year. Licensee shall hold all information disclosed to it under this Section 11.6 as Confidential Information of Licensor.

11.7 Patent Term Extensions. Licensor shall have the right with respect to the Licensed Patents, and Licensee shall have the right with respect to any Patents owned or Controlled by Licensee, or its Affiliates or Sublicensees, related to the Product, to file all applications and take actions necessary to obtain patent term extensions, or similar additional or supplemental protection, with respect to Products in the Territory, which extensions shall be owned by the Party that owns or Controls the underlying Patent. In each case, the Parties shall fully cooperate to obtain such extensions and additional protection.

11.8 Enforcement.

(a) Enforcement Actions. In the event that a Party becomes aware of actual or threatened infringement or misappropriation of any Licensed Intellectual Property that may impact Exploitation of the Product in the Territory in the Field (the “Infringement”), that Party shall promptly notify the other Party in writing. Licensor shall have the first right, but not the obligation, to initiate proceedings or take other appropriate action, at its own expense, against any Third Party for an Infringement and sole right in all other cases of infringement or misappropriation of any Licensed Intellectual Property. If Licensor does not initiate proceedings or take other appropriate action within [***] of receipt of a request by Licensee to initiate an enforcement proceeding for an Infringement, then if the Infringement relates to a Product, Licensee shall be entitled to initiate infringement proceedings or take other appropriate action against such Third Party for such Infringement at its own expense. The Party conducting such action for an Infringement shall have full control over its conduct, including settlement thereof; provided, however, that the Party conducting such action may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the rights or interests of the other Party, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

(b) Recovery. A Party shall recover its respective actual out-of-pocket expenses (including attorneys’ fees), or equitable proportions thereof, associated with any litigation against a Third Party undertaken for an Infringement pursuant to Section 11.8(a) above or settlement thereof from any resulting recovery made by such Party. [***]

(c) Cooperation. The Parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning Licensed Intellectual Property within the Territory and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including joining as a party plaintiff to the extent necessary and requested by the other Party).

(d) Third Party Infringement Claims. If Exploitation of a Product in the Territory pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against Licensee (or its Affiliates or Sublicensees), Licensee shall promptly notify Licensor in writing. Licensee shall have the sole right to control any defense of any such claim involving an alleged infringement of Third Party rights by Licensee’s activities, at its own expense and by counsel of its own choice, and Licensor shall cooperate in such defense, as reasonably requested by Licensee and at Licensee’s expense. Licensor shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Licensor’s activities, at its own expense and by counsel of its own choice, and Licensee shall cooperate in such defense, as reasonably requested by Licensor and at Licensor’s expense. Should both Parties be named as co-defendants in a claim by a Third Party alleging infringement of Third Party rights, the Parties shall reasonably cooperate and coordinate in any necessary defense or negotiation at their own expense and through counsel of their own choice. Licensee shall not have the right to settle any patent infringement litigation under this Section 11.8 (d) in a manner that admits the invalidity or unenforceability of Licensed Patents or imposes on the Licensor restrictions or obligations, without the written consent of Licensor (which shall not be unreasonably withheld, conditioned or delayed). [***]

11.9 Patent Marking. Licensee shall mark, and have its Affiliates and Sublicensees mark, all patented Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the Territory.

Article 12

TERM AND TERMINATION

12.1 Term. The term of this Agreement shall commence on the Effective Date and continue in force and effect, unless terminated earlier pursuant to Section 12.2—12.6 below, until expiration of the latest to expire Royalty Term (such period, the “Term”).

12.2 Termination for Material Breach. Either Party shall have the right to terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its material obligations hereunder, and such default has continued for [***] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any such termination shall become effective at the end of such [***] period unless the breaching Party has cured any such breach or default prior to the expiration of the [***] period. [***] If Licensee has not cured the default by the [***] of receipt of notice of material breach, this Agreement shall automatically terminate. The [***] does not apply to any payment obligation or to the matters listed in Section 12.3.

12.3 Specific Termination. Licensor shall have the right to terminate this Agreement by written notice to Licensee in the event that Licensee does not timely achieve any of the [***].

12.4 Termination for Bankruptcy. Either Party shall have the right to terminate this Agreement upon written notice to the other Party: (a) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against such other Party and such petition is not dismissed within [***] after filing; (c) if such other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors; or (d) substantially all of the assets of such other Party are seized or attached and not released [***].

12.5 Termination for Patent Challenge. Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee if Licensee, its Affiliate or its Sublicensees initiates or in any material respect, participates in or facilitates any action challenging the validity of Licensed Patents. Licensee shall include in each Sublicense entered into with a Sublicensee a right of Licensee to terminate such Sublicense if such Sublicensee commences a Patent Challenge; and Licensee shall terminate the Sublicense, effective immediately upon written notice to the Sublicensee, if the Sublicensee commences a Patent Challenge. If a Sublicensee commences a Patent Challenge and Licensee fails to terminate the applicable Sublicense, then Licensor may terminate this Agreement, effective immediately upon written notice to the Licensee. “Patent Challenge” means any action against Licensor or Licensed Intellectual Property, including an IPR, action for declaratory judgment, to declare or render invalid or unenforceable the Licensed Patents, or any claim thereof.

12.6 Termination by Licensee. Licensee may, upon nine (9) months’ prior written notice to Licensor, terminate this Agreement for any reason, with or without cause, provided that Licensee shall not be entitled to terminate this Agreement while any Clinical Study with respect to the Product in the Field is ongoing.

Article 13

EFFECT OF TERMINATION

13.1 Accrued Obligations. The expiration or termination of this Agreement for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

13.2 Rights on Termination of Agreement in its Entirety. This Section 13.2 shall apply upon any termination of this Agreement in its entirety.

(a) Assignment of Regulatory Filings and Regulatory Approvals. Licensee shall, at the request of Licensor, assign (or cause to be assigned) to Licensor or its designee (or to the extent not so assignable, Licensee shall take all reasonable actions to make available to Licensor or its designee the benefits of) all Regulatory Filings for Products in the Territory, including any such Regulatory Filings made or owned by its Affiliates and/or Sublicensees. In each case, unless otherwise required by any Applicable Laws or requested by Licensor, the foregoing assignment (or availability) shall be made within [***] after the effective date of any termination of this Agreement. In addition, Licensee shall promptly provide to Licensor a copy of all Licensee Know-How pertaining to the Product and in the Territory to the extent not previously provided to Licensor and Licensor shall have the right to use and disclose Licensee Know-How pertaining to Products following termination of this Agreement. In addition, all such Licensee Know-How, to the extent specifically pertaining to the Product, shall be deemed Confidential Information of Licensor and not Confidential Information of Licensee.

(b) Transition. Licensee shall use diligent efforts to cooperate at Licensor’s expenses (or at Licensee’s expenses if this Agreement is terminated for Licensee’s breach) with Licensor, and/or its designee to effect a smooth and orderly transition in Exploitation of Products in the Territory during the [***] period commencing in the effective date of any termination of this Agreement. Without limiting the foregoing, Licensee shall, upon written request from Licensor, provide Licensor copies of customer lists, customer data and other customer information relating to the Product in the Territory (except as prevented by the Applicable Laws relating to the protection of personal information), which Licensor shall have the right to use and disclose. Without limiting the foregoing, Licensee shall use diligent efforts to conduct in an expeditious manner any activities to be conducted under this Section 13.2.

(c) Licenses. Effective upon termination of this Agreement, Licensee hereby grants to Licensor an exclusive, worldwide, royalty-free license, with the right to grant sublicenses, under any Patents owned or Controlled by Licensee and other Intellectual Property Rights related to Products for the purposes of making, using, developing, importing, selling, distributing, marketing and otherwise Exploiting such Products.

(d) Return of Materials. Effective upon termination of this Agreement, upon request by Licensor, Licensee shall either return to Licensor or destroy all Products, Asset, and all tangible promotional and marketing materials related to the Asset and Products, Data, and Licensor’s Confidential Information that is in Licensee’s possession.

(e) Sublicensees. Any contracts with Sublicensees in the Territory engaged by Licensee shall, at the request of Licensor in its discretion, be assigned to Licensor to the furthest extent possible; provided that such assignment is accepted by the Sublicensee(s) in the Field in the Territory. In the event such assignment is not requested by Licensor or is not accepted by such Sublicensee(s), then the rights of such Sublicensees with respect to Products in the Field in the Territory shall terminate upon the termination of Licensee’s rights to the same. Licensee shall ensure that its Affiliates and such Sublicensees (if not assigned to Licensor pursuant to this Section 13.2(e)) shall transition all rights in and to Products back to Licensor in the manner set forth in this Section 13.2 as if such Affiliate or Sublicensee were named herein.

13.3 No Renewal, Extension or Waiver. Acceptance of any order from, or sale or license of, any Product to Licensor after the notice or effective date of expiration or termination of this Agreement in its entirety shall not be construed as a renewal or extension hereof, or as a waiver of expiration or termination of this Agreement in its entirety.

13.4 Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except those described in the following Sections: Article 1 (Definitions), Article 6 (Payments), Article 7 (Payments, Books and Records), Article 10 (Confidentiality), Sections 11.1, 11.3, 11.4, 11.5, 11.8(b) (Patent Prosecution and Enforcement), Article 13 (Effect of Termination), Article 15 (Indemnification), Article 17 (Dispute Resolution), Article 18 (General).

Article 14

REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1 Mutual Representation and Warranties. Each of Licensor and Licensee hereby represents and warrants to the other Party that:

(a) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

(b) it is a corporation duly organized, validly existing and is in good standing under the laws of its incorporation;

(c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d) this Agreement has been duly executed and is a legal, valid and binding obligation on each Party, enforceable against such Party in accordance with its terms; and

(e) the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any binding obligation existing as of the Effective Date.

14.2 Representations and Warranties of Licensor. Licensor represents and warrants to Licensee that, as of the Effective Date:

(a) Licensed Patents. Licensor or its Affiliates Controls the Licensed Intellectual Property;

(b) Licensor has the full right and authority to grant the rights and licenses as provided herein on its behalf or on behalf of its Affiliates;

(c) Licensor has not previously granted any right, license or interest in or to the Licensed Patents in the Field, or any portion thereof, that is in conflict with the rights or licenses granted to Licensee under this Agreement;

(d) Licensor undertakes to comply with DP Laws when it collects, processes and otherwise uses Personal Data that are processed under the Agreement as data controller. Pierre Fabre Group Global Privacy Policy is available at the following address: www.pierre-fabre.com;

(e) To Licensor’s actual knowledge after due inquiry with employees of Licensor having responsibility for or involvement in patent matters: the granted patents within the Licensed Patents listed on Exhibit 1.40 are valid and enforceable; and

(f) To Licensor’s actual knowledge, after due inquiry with employees of Licensor having responsibility for or involvement in compliance, all data and information included within the Licensed Know-How was generated in accordance with all laws, regulations and standards applicable to biopharmaceutical research and development.

14.3 Covenants, Representations and Warranties of Licensee. Licensee represents and warrants to Licensor that, as of the Effective Date:

(a) It has not employed and has not used a contractor or consultant that has employed any person debarred by the FDA (or subject to a similar sanction of foreign equivalent), or any person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of foreign equivalent), in any capacity in connection with this Agreement;

(b) It has performed independent due diligence related to the subject matter of this Agreement, including but not limited through a careful review of the information provided by Licensor in the data room, and had the opportunity to obtain the information Licensor deemed relevant, to Licensor’s satisfaction;

(c) It has sufficient funds to make the Initial Payment in accordance with Section 6.1;

(d) Exhibit 14.3 provides a capitalization table of Licensee; and

(e) Licensee undertakes to comply with DP Laws.

14.4 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

Article 15

INDEMNIFICATION

15.1 Indemnification of Licensor. Licensee shall indemnify and hold harmless each of Licensor, its Affiliates and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “Licensor Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses, claims, actions, suits or proceedings (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) incurred by any Licensor Indemnitee as a result of: (a) claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) arising from or in connection with the Development, use or Commercialization of any Product by or on behalf Licensee, its Affiliates or Sublicensees in the Territory; (b) any breach of any representations, warranties, obligations or covenants by Licensee hereunder; except to the extent such Liabilities result from the willful misconduct of a Licensor Indemnitee or breach of any representations, warranties or covenants by Licensor.

15.2 Indemnification of Licensee. Licensor shall indemnify and hold harmless each of Licensee, its Affiliates and Sublicensees and the directors, officers and employees of Licensee, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “Licensee Indemnitees”), from and against any and all Liabilities incurred by any Licensee Indemnitee as a result of: any breach of any representations, warranties or covenants by Licensor in this Agreement; except to the extent such Liabilities result from the willful misconduct of a Licensee Indemnitee or any breach of any representations, warranties or covenants by Licensee.

15.3 Procedure. A Party that intends to claim indemnification under this Article 15 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Section 15.3. shall not apply to (i) claims of patent infringement which shall be managed pursuant to Section 11.8(d) and (ii) amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 15.3, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 15.3. The Indemnitee under this Section 15.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

15.4 Disclaimer of Liability. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THIS DISCLAIMER DOES NOT APPLY TO LIABILITY OR DAMAGES (A) RESULTING FROM A BREACH OF CONFIDENTIALITY OBLIGATIONS OF A PARTY UNDER ARTICLE 10, OR (B) SUBJECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS PURSUANT TO SECTIONS 15.1 AND 15.2.

15.5 Insurance. Each Party shall secure and maintain in effect, during the Term of this Agreement and for a period of [***] thereafter, comprehensive general liability insurance (including product liability insurance), underwritten by a reputable insurance carrier, in a form and having liability limits standard and customary for entities in the pharmaceutical industry based on such Party’s activities and indemnification obligations under this Agreement, as applicable, with minimum coverage of [***]. Licensee has provided a certificate of insurance to Licensor prior the Effective Date. Licensee shall furnish to the Licensor, on request, certificates of insurance setting forth the amount of liability insurance and shall provide Licensor at least [***] written notice prior to any termination or material reduction to the level of coverage.

Article 16

ETHICS – COMPLIANCE

16.1 Licensee represents and warrants that it is now in compliance with, and undertakes that in its performance of its obligations under this Agreement it shall continue to comply with, all Applicable Laws, including but not limited to:

a. all Applicable Laws, including but not limited to, French Law 2016-1691 (Loi Sapin II), Articles 432 and 433 of the French Criminal Code, the US Foreign Corrupt Practices Act (FCPA), the UK Bribery Act, and any other local anti-corruption laws and regulations;

b. all Applicable Laws related to health, safety, environmental protection, human rights, fair labor practices, and unlawful discrimination;

c. all applicable professional standards including where applicable, ethical, business, promotional, quality, scientific and conflict of interest standards; and

d. any other laws and regulations applicable to (i) importation, distribution, promotion and/or sale of the Product in the Territory, including export control, anti-money-laundering, competition, intellectual property rights, data protection, confidentiality, tax and customs regulations, (ii) the vigilance regulations requirements in the Territory and more generally (iii) to the other responsibilities of Licensee under the Agreement.

16.2 Licensee represents and warrants that it has read and understood, complies now and will comply with the principles and requirements set forth in the Pierre Fabre Third Party Code (“3P Code”) available on http://www.pierre-fabre.com. Licensee represents and warrants that it has communicated such 3P Code to all its and its Affiliates officers and employees and any persons acting on its behalf in connection with this Agreement and Licensee warrants that its practices are not unethical or inconsistent with the Pierre Fabre’s business ethics values.

16.3 Licensee represents, warrants and undertakes that it and all persons employed or acting on its behalf (including but not limited to employees, directors, agents, consultants or approved sub-contractors of Licensee or its Affiliates) will not:

a. make, give, offer, or promise, directly or indirectly, any payment or anything of value (e.g., gifts, entertainment, hospitality, grants, donations, sponsorships, honoraria, discounts, rebates, fees, etc.) to any person, including any government official or private individual, to secure or reward a business advantage, to obtain or retain business, or to direct business to or away from any person/entity;

b. accept, receive or agree to accept or receive, directly or indirectly, any payment or anything of value from any person to secure or reward a business advantage, to obtain or retain business, or to direct business to or away from any person/entity.

c. provide any facilitating, expediting, or grease payment to any person, including a government official or private individual, to expedite or secure the performance of a routine government action; or

d. make any payment or contribution to a political party, an official thereof, or candidate for political office.

16.4 Licensee represents, warrants and undertakes that any information provided by Licensee to Licensor in connection with Licensor’s anti-corruption due diligence, including any information provided in the “Pierre Fabre Due Diligence Questionnaire” completed by Licensee as part of such anti-corruption due diligence, is accurate, up-to-date, complete and truthful. Licensee acknowledges that Licensor has relied upon the accuracy of such questionnaire’s content before deciding to enter this Agreement with Licensee. Accordingly, any significant omission or misrepresentation of information provided therein by Licensee shall constitute a material breach of this Agreement. Licensee further agrees to inform Licensor as soon as reasonably practicable of any required update to any material information provided in the “Pierre Fabre Due Diligence Questionnaire” with respect to Licensee or if any of the persons identified in such questionnaire changes during the term of this Agreement.

16.5 Licensee warrants and undertakes that neither it nor any owner, shareholder, officer, director or employee of Licensee, or any of Licensee’s Affiliates, is or shall become a Government Official or Government Authority during the term of this Agreement. If at any time during the term of this Agreement, Licensee learns or anticipates that any owner, shareholder, officer, director or employee of Licensee or of any of Licensee’s Affiliates has or may become a Government Official, Licensee must immediately notify Licensor, providing all relevant details of the relationship between Licensee and such Government Official. At its sole discretion, Licensor may give its written consent to Licensee’s relationship with that particular Government Official and subject to Licensee complying with any conditions or safeguards as Licensor may deem appropriate. If, for any reason, Licensor is unable or unwilling to consent to the relationship and Licensee is unable or unwilling to cease the relationship with that particular Government Official, Licensor may terminate this Agreement by written notice to Licensee.

16.6 Except as otherwise notified to Licensor in writing, Licensee represents and warrants that upon the Effective Date of this Agreement Licensee is not aware of itself or one of its Affiliates, or a current or former officer, director or representative being suspended from business activities, investigated or convicted for criminal offences, fraud, corruption, money laundering or tax fraud / evasion and in general for breaches of probity, nor has Licensee been involved with any actual or threatened investigation by any Governmental Authority for any of these issues. If any of the aforementioned events occurs after the Effective Date of this Agreement, or if Licensee learns of such an event that has not been disclosed to Licensor, Licensee shall immediately notify Licensor in writing and provide all information, assistance, and cooperation requested by Licensor in connection with Licensor’s compliance efforts, including taking corrective or remedial action recommended by Licensor.

16.7 Licensee represents and warrants that it has and undertakes that it shall continue to update and maintain during the term of this Agreement an internal compliance program under which the Licensee’s employees or any of License’s Affiliates are required more specifically to comply with all applicable local and international anti-bribery and anti-corruption laws, regulations and codes and with the 3P Code. In particular:

a. Licensee represents and warrants that it has implemented, maintains and continuously improves codes of conduct, policies, procedures, systems and processes to comply with all applicable local and international anti-bribery and anti-corruption laws, regulations and codes and with the 3P Code;

b. Licensee represents and warrants that its employees and agents are regularly trained and will continue to be regularly trained by Licensee, on the requirements of the Licensee’s compliance program, including the 3P Code, and compliance with applicable anti-bribery and anti-corruption laws.

c. Licensee agrees that, if Licensor so requests, Licensee’s employees and agents will attend training provided by Licensor on applicable anti-bribery and anti¬corruption laws, the standards and requirements in the 3P Code and the requirements of this Agreement.

d. Licensee agrees to perform regular risk-based monitoring of its key and riskier activities and commits to promptly and effectively deploy corrective and preventative remediation actions.

e. Licensee shall inform Licensor immediately if it becomes aware, through monitoring, auditing investigations or any other means, of any compliance issue such as allegation of improper payments to public officials or any other person or any investigation or prosecution by governmental or regulatory authorities involving allegations of corruption, fraud or serious criminal misconduct with respect of the activities performed by or on behalf of Licensee or Licensee’s Affiliates under this Agreement. Licensee shall, upon request and in whatever form requested by Licensor, confirm that all appropriate measures have been taken in due time to remediate and mitigate such compliance issue.

f. Licensee shall, at [***], provide Licensor with a report in which it certifies its compliance with all aspects of this clause as relates to [***].

16.8 During the term of this Agreement, Licensor or its nominee (e.g., audit firm) shall have the right, at its cost, during reasonable business hours and at any time upon reasonable prior notice, to inspect the locations that are used by Licensee in connection with the performance of Licensee’s obligations under this Agreement, and to inspect and copy the books and records related thereto and audit Licensee’s compliance with the terms of this Agreement. Accordingly, if so requested by Licensor, Licensee shall cooperate and grant an audit firm engaged by Licensor, under a mutually acceptable confidentiality agreement, full access to any relevant, documents, materials, papers and financial books and records involving transactions incurred in relation to or in connection with, the Agreement for the purpose of monitoring effective compliance with the Agreement and all applicable anti-bribery and/or export control laws. Licensee shall cooperate with respect to any such inspection, including by providing access to such locations upon reasonable notice. If any such inspection reveals matters that Licensor determines should be corrected by Licensee, Licensor shall provide a list of such matters and may propose corrective actions to be taken by the Licensee. Licensee shall respond within [***] of receipt of such notification indicating the corrective actions to be taken and an estimated completion date. If Licensee does not consent to the audit, obstructs it or fails to provide access or information to Licensor’s satisfaction and/or fails to implement the remediation plan recommended by Licensor, Licensor may terminate this Agreement by written notice to Licensee.

16.9 Licensee shall, at its own cost, maintain adequate, true and accurate books and records, as reasonably appropriate to accurately, truthfully and fairly reflect transactions and asset disposals with respect to Licensee’s performance of its obligations under this Agreement, including records of payments made by or to, and expenses incurred by, Licensee in relation to this Agreement, and shall retain these records until the later of (i) [***] after expiry or termination of this Agreement, or (ii) as required by Applicable Laws. Licensee shall provide to Licensor (so that Licensor may provide the same to Licensor) copies of all records relating to the sale of Products in the Territory as necessary to allow Licensor or, if applicable, Licensor (under the License Agreement) to review such records when conducting an audit of Licensor.

16.10 All payments under this Agreement shall be made directly to the legal entity of Licensee by way of wire transfer upon receipt by Licensor of an invoice and documentation setting forth in reasonable detail the basis of the charge and, if applicable, the use of any Licensor assets or funds.

16.11 Should Licensee be in breach of any of its obligations under this Agreement, including, without limitation, its compliance obligations, Licensor has the right at its discretion to:

a. refuse to pay any pending invoice, reduce or reclaim the fee(s) and/or expense(s) already paid to Licensee;

b. suspend the performance of its own obligations under the Agreement, without prejudice to the potential further exercise of its termination rights.

16.12 Without prejudice to any other rights and remedies that Licensor may have, Licensor may at any time terminate the Agreement upon written notice with immediate effect if it concludes, in its sole discretion, that (1) Licensee has breached any part of the compliance undertakings with Applicable Laws or that such a breach is substantially likely to occur; (2) Licensee has provided any materially false or misleading information to Licensor in connection with this Agreement or Licensee’s performance under this Agreement; (3) Licensee does not consent to an inspection and audit required by Licensor in compliance with this section and/or fails to provide access or information to Licensor’s satisfaction; or (4) Licensee declines to implement any of the corrective or remedial actions that Licensor may require pursuant to its rights of inspection and auditing. Further, Licensee will indemnify and hold Licensor harmless from any claim, liability, fine, penalty, loss or damage that arises as a result of Licensee’s failure to comply with its obligations under this section.

16.13 Licensee can contact Licensor at the generic e-mail address for any question related to Ethics and compliance: [***].

Article 17

DISPUTE RESOLUTION

17.1 Arbitration.

(a) In the event a dispute arises relating to the terms of this Agreement, the interpretation thereof or the compliance of the Parties therewith (each, a “Dispute”), such Dispute shall be referred to the [***] of each Party (or their respective designee who has the authority to make decisions on behalf of such Party) who shall negotiate in good faith to resolve the Dispute. If any Dispute is not resolved by these individuals (or their designees) within [***] after such Dispute is referred to them, or such longer period as they may mutually agree, either Party may submit such Dispute to arbitration for final resolution by arbitration request (the “Arbitration Request”) under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by [***] arbitrators appointed in accordance with the said Rules (each such arbitration, an “Arbitration”). Each Arbitration will be conducted in English and all foreign language documents shall be submitted in the original language. The place of arbitration shall be Paris, France. The arbitrators in any Arbitration shall enforce and not modify the terms of this Agreement. The award of the arbitrators shall be final and binding on each Party and its respective successors and assigns. All costs and expenses of any Arbitration, including reasonable attorneys’ fees and expenses and the administrative and arbitrator fees and expenses, shall be borne by the Parties as determined by the arbitrators.

(b) Confidentiality. Except to the limited extent necessary to comply with Applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement or vacatur of the arbitrators’ award, the Parties agree that the existence, terms and content of any Arbitration, all information and documents disclosed in any Arbitration or evidencing any arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any Arbitration shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum.

(c) Communications with Internal Counsel. In the course of the negotiation and implementation of this Agreement and the resolution of any disputes, investigations, administrative or other proceedings relating thereto, each Party will call upon the members of its internal legal department to provide advice to such Party and its directors, employees and agents on legal matters. Notwithstanding any rights to the contrary under applicable procedural or substantive rules of Applicable Law, each Party agrees not to request, produce or otherwise use any such communications between members of its legal department and directors, employees or agents in connection with any such disputes, investigations, administrative or other proceedings, to the extent such communications, if they had been exchanged between such Party and external attorneys, would have been covered by legal privilege and not disclosable.

Article 18

GENERAL PROVISIONS

18.1 Force Majeure. If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of such Party (including, governmental action or inaction, infectious disease, fire, flood, earthquake, tsunami, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, acts of God or any acts, omissions or delays in acting of the other Party), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; if and only if the affected Party uses its commercially reasonable efforts (with respect of Licensee, Commercially Reasonable Efforts) to avoid, mitigate, or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

18.2 Governing Law.

(a) This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement and resolution of all Disputes and any remedies relating thereto, shall be governed by, and construed and enforced in accordance with, the laws of [***], without reference to conflict of law principles.

(b) To the fullest extent permitted under [***], Licensee irrevocably waives the benefit of any rights and obligations available to it pursuant to [***].

(c) Each Party expressly acknowledges and agrees that the other Parties may seek specific performance in the event of a breach by a Party of its obligations in accordance with the provisions of [***].

(d) Each Party hereby expressly and irrevocably waives the right to make any request for renegotiation of this Agreement, to bring any claim under, or to otherwise rely upon, the provisions of [***] to the extent applicable.

18.3 Waiver of Breach. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

18.4 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.

18.5 Severability. In the event any provision of this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon [***] prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such [***] period. Any termination in accordance with the foregoing shall be deemed a termination under Section 13.2 by reason of a breach by the Party who made such assertion.

18.6 Entire Agreement; Amendments. This Agreement (including the Exhibits attached hereto), constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and/or understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

18.7 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to and all written documentation to be prepared and provided under this Agreement shall be in the English language. Any notice required or permitted under this Agreement shall be in writing and (a) delivered personally, (b) sent by express courier service providing evidence of receipt, postage pre-paid where applicable, or (c) by electronic transmission or facsimile (complete transmission confirmed and a copy promptly sent by another permissible method of providing notice described in paragraph (a) or (b) above), to the following addresses of the Parties (or such other address for a Party as may be specified by like notice):

To Pierre Fabre:	To ValenzaBio:
[***]	[***]
[***]	[***]

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed.

18.8 Assignment. This Agreement shall not be assignable by Licensee to any Third Party hereto without the written consent of Licensor, provided that no consent shall be required in the case of an assignment effected pursuant to a Change of Control. Licensee shall have the right to assign this Agreement to an Affiliate, with the prior written consent of Licensor (which shall not be unreasonably withheld, conditioned or delayed); provided that Licensee guarantees the performance of this Agreement by such Affiliate and such Affiliate agrees in a writing delivered to Licensor to assume all of the rights and obligations of Licensee under this Agreement; and further provided that if Licensor reasonably believes such assignment could result in material adverse tax consequences to Licensor, Licensor shall have no obligation to consent to the proposed assignment unless Licensee and the assignee agree to hold Licensor harmless with respect to such adverse tax consequences. Licensor may freely assign all or part of this Agreement, provided that if any such assignment could result in material [***], Licensor and the assignee must, as a condition to such assignment, agree to [***]. Any assignment of this Agreement in contravention of this Section 18.8 shall be null and void.

18.9 No Partnership or Joint Venture. Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or Partnership between the Parties. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

18.10 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted cost accounting principles, but only to the extent consistent with its usage and the other definitions in this Agreement.

18.11 Counterparts; Other Matters. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures to this Agreement delivered by Docusign, facsimile or similar electronic transmission will be deemed to be binding as originals. This Agreement is established in the English language. Any translation in another language shall be deemed for convenience only and shall never prevail over the original English version.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ValenzaBio, Inc.

BY:	/s/ Patrick Crutcher
NAME: Patrick Crutcher TITLE: Chief Executive Officer

Pierre Fabre Medicament SAS

BY:	/s/ Jean-Luc Lowinski
NAME: TITLE:	Jean-Luc LOWINSKI President

Confidential

[***] Certain information in this document has been omitted from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT N°1

TO THE LICENSE AND COMMERCIALIZATION AGREEMENT

This AMENDMENT TO LICENSE AND COMMERCIALIZATION AGREEMENT is

made and entered into as of December 20, 2022 by and between Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at Les Cauquillous 81500 Lavaur, France (“Licensor”), ValenzaBio Inc., a limited liability company organized under the laws of Delaware and having its principal place of business at 6701 Democracy Blvd, Suite 300, Bethesda, MD 20817 (“ValenzaBio” or “Licensee”), and ACELYRIN (as defined below) (the “Guarantor”), as long as Licensee remains an Affiliate of Guarantor. Licensor and Licensee each may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS Pierre Fabre Medicament SAS and ValenzaBio entered into a License and Commercialization Agreement on March 25, 2021 (hereinafter the “Agreement”) defining the terms and conditions pursuant to which Pierre Fabre Medicament SAS granted ValenzaBio, and ValenzaBio. obtained, certain exclusive rights and licenses relating to an anti-IGF-1R monoclonal antibody, internally designated within Pierre Fabre Medicament SAS as [***] and by ValenzaBio. as VB421.

WHEREAS ValenzaBio and ACELYRIN, INC., a corporation organized under the laws of Delaware and having its principal place of business at 23371 Mulholland Dr. PMB 417 Woodland Hills, CA 91364 (“ACELYRIN”), are contemplating a series of merger transactions (collectively, the “Transaction”) which will constitute a Change of Control with respect to Licensee under the Agreement.

WHEREAS the Parties agree to amend the Agreement as set out in this amendment (hereinafter referred to as the «Amendment N°1»);

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 -CAPITALIZED TERMS AND DEFINITIONS

1.1 Unless otherwise specifically provided in this Amendment n°1, capitalized terms shall have the meaning ascribed thereto in the Agreement.

“Closing” shall mean the closing of the Transaction.

“First Amendment Effective Date” shall have the meaning set forth below.

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“Pierre Fabre Invest” means Licensor’s Affiliate Pierre Fabre Invest having its registered office Zone Industrielle de la Chartreuse 81100 Castres – France, to which Licensor has transferred the Shares on December 1, 2021.

[***]

1.2 The following definitions in the Agreement shall be deleted and replaced as follows:

“Licensed Know-How” means all scientific, medical, technical, Regulatory Filings and other information, including Data, (i) Controlled by Licensor as of the Effective Date and listed in Exhibit 1.38, (ii) generated pursuant to Section 9.1 (Asset Supply for Feasibility Studies), or

(iii) otherwise provided pursuant to Section 4.1.

“Licensed Patents” means (i) the Patents listed on Exhibit 1.40, any Patents issuing therefrom or claiming priority thereto, (ii) Licensor’s rights in Joint Patents, and (iii) to the extent not described in the preceding clauses (i) and (ii), any other Patents developed and Controlled by or on behalf of Licensor or its Affiliates during the Term that are claiming the Asset and which in the absence of the license granted hereunder, would be infringed by the Exploitation of the Asset as incorporated in the Product in the Field in accordance with this Agreement.

ARTICLE 2 -AMENDED PROVISIONS

2.1	Reversion Option.

The Parties agree that Section 2.4 (Reversion Option) of the Agreement is deleted and replaced by the following:

“2.4 Reversion Option.

(a) Subject to the remainder of this Section 2.4, during the period that is [***] validation of the Full Data Package through the JSC (the “Option Period”), Licensor shall have the option to reclaim the exclusive right to Exploit the Product in the Field in Option Territory and to obtain an exclusive sublicensable license in the Option Territory to Improvements, including Product trademarks, to Exploit the Product in the Field (the “Reversion Option”). If Licensor notifies Licensee of its intent to exercise the Reversion Option during the Option Period (the “Option Exercise Notice”), then the financial terms and conditions set out in Section 6.5 shall apply and the Parties shall discuss in good faith all customary adjustments to the terms and conditions of this Agreement, including with respect to patent prosecution and litigation, and vigilance regulatory coordination.

It is hereby agreed that if after having exercised its Reversion Option with respect to a Product, if Licensor intends to grant to a Third Party (other than a Distributor for the sole purpose of Commercializing the Product) a license to Develop or Commercialize such Product in the Field in any country in the Option Territory (the “Reversion License”), Licensor shall provide Licensee with a first right to negotiate such Reversion License in accordance with the remainder of this Section 2.4. Prior to Licensor either offering to a Third Party a nonbinding term sheet, or responding to a Third Party’s nonbinding term sheet, in each case for such Reversion License, Licensor shall notify Licensee [***] of such intent together with the material terms of such non-binding term sheet. If Licensee provides Licensor a written notice indicating its interest and intent to negotiate with Licensor for the Reversion License within [***] of receipt of Licensor’s notice, then the Parties shall

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negotiate on an exclusive basis and in good faith for a period [***] from the date of Licensor’s receipt of Licensee’s notice with respect to the terms and conditions under which Licensee may obtain the Reversion License. If Licensee does not respond to Licensor’s notice within [***] of Licensee’s receipt of Licensor’s notice, or the Parties do not agree upon the terms and conditions of a Reversion License on or before the expiration of the [***], then Licensor shall thereafter have the right to enter into the Reversion License with a Third Party on terms that are (a) no more favorable to the Third Party than the terms offered by Licensor to Licensee [***] during the [***], and (b) no more favorable to Licensor than the terms already included in the Agreement with respect to the Product in the applicable country(-ies) in the Option Territory prior to Licensor’s exercise of the Reversion Option; provided, however, that clause (b) shall not apply to Reversion Licenses entered into more than [***] after the exercise of the Reversion Option. If Licensor has not signed such Reversion License with a Third Party within [***] following the expiry of the [***], Licensee’s first right to negotiate under this Section 2.4 will be reset. The Parties agree that Sections 6.5(d) and 6.5(e) shall not apply with respect to the countries of the Option Territory included in a Reversion License between Licensor and Licensee. [***] For clarity, if Licensor does not exercise the Reversion Option within the Option Period, then, the Reversion Option shall expire and this Section 2.4 shall no longer apply.

(b) Notwithstanding the foregoing, if Licensor delivers to Licensee the Option Exercise Notice during the Option Period, then (i) Licensor may, in the Option Exercise Notice, require Licensee to buy out Licensor’s exclusive right and license to Exploit the Product in the Field in Option Territory pursuant to the Reversion Option, by making the Buy Out Payment (as defined below) and (ii) if Licensor does not require such Buy Out Payment in the Option Exercise Notice, Licensee shall have the right, within [***] following the receipt of the Option Exercise Notice, [***] to buy out Licensor’s exclusive right and license to Exploit the Product in the Field in Option Territory pursuant to the Reversion Option by making the Buy Out Payment, in each case ((i) or (ii)), on conditions set out in section (d) below (the “Buy Out Option”).

(c) If either Licensor or Licensee exercises the Buy Out Option, then (i) Licensee shall make [***] payment of [***] within the [***] from receipt of the Option Exercise Notice (the “Buy Out Payment”), and, upon receipt by Licensor of the Buy Out Payment, (ii) the Reversion Option shall terminate, and (iii) all of Licensor’s rights and obligations with respect to the Reversion Option and Exploitation of the Product in the Field in the Option Territory upon its exercise of the Reversion Option shall terminate and no longer apply.

2.2	Governance.

2.2.1 The Parties agree that Section 3.1(b) of the Agreement is deleted and replaced by the following:

“(b) Duties. The JSC shall:

(i)	[***]

If Licensor elects to exercise its Reversion Option, the rights and responsibilities of the JSC [***].

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2.2.2 The Parties agree that Section 3.4 of the Agreement is deleted and replaced by the following:

“3.4 Decision-Making.

(a) Before exercise of the Reversion Option, after discussion at the JSC, Licensee shall have the right to cast the deciding vote in the event of a tie in votes, provided [***]

(b) After exercise of the Reversion Option by Licensor (and subject to Sections 2.4(b)-(d)):

In the event that the JSC cannot unanimously agree on an issue that is subject to its decision- making authority, then the matter shall be referred to [***] within [***] after such dispute is referred to [***], or such longer period [***], then the final decision-making mechanism in Sections 3.4(b)(i) and 3.4(b)(ii) shall apply.

(i) Licensee shall have final decision-making authority with respect to Development globally in both the Territory and Option Territory and Commercialization of Products in the Field in the Territory (other than otherwise provided in Section 3.4(b)(ii) below), provided that the decision complies with the Development Principles, that any decision pursuant to Section 2.2.1(b)(iii) and (v) shall comply with the Data Package Minimum Requirements, and that Licensee shall not take (A) any decision conflicting with Licensee’s diligence obligations set out in Article 5, (B) any decision that materially increases the obligations of Licensor under the Development Plan, or (C) any decision likely to have a material adverse impact on Licensor’s Commercialization (including the pricing) of the Product in the Option Territory for which Licensor exercised the Reversion Option and the Parties have not entered into a Reversion License or its Exploitation of the Asset (to the extent permitted under this Agreement) or the ADC.

(ii) Licensor shall have final decision-making authority with respect to regulatory activities to seek Marketing Approval and Commercialization (including determination of the pricing) of the Product in the countries in the Option Territory for which it exercised the Reversion Option and the Parties have not entered into a Reversion License, provided that the decision complies with the Development Principles and that Licensor shall not take any decision likely to have a material adverse impact on Licensee’s Commercialization (including the pricing) of the Product in the United States.

(c) Notwithstanding the foregoing, the Parties shall mutually agree on the Regulatory and Commercial Assessment and neither Party shall have final decision-making authority with respect thereto. For clarity, neither Party shall have final decision-making authority with respect to a vote to excuse itself from any of its obligations specifically enumerated under this Agreement.

2.3	Development.

2.3.1 The Parties agree that Section 3.9 of the Agreement shall be deleted and replaced by the following:

“3.9 Development Plan. The approved Development Plan as of the date hereof is attached as Appendix A to this Amendment N°1 and supersedes the Initial Development Plan as of the First Amendment Effective Date. Promptly following the Closing, the Parties shall, via the JSC, jointly conduct [***]. Subject to the foregoing, the Parties will, via the JSC,

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amend the Development Plan to prioritize the Development activities with respect to the Product in the Field [***]. The Development Plan shall become effective after the approval of the JSC and supersede the previous Development Plan as of the date of such approval or at such other time as decided by the JSC, and shall continue to be effective if Licensor exercises the Reversion Option. Licensee shall use Commercially Reasonable Efforts to ensure that the updated Development Plan shall [***] ((i) and (ii) together the “Development Principles”).

2.3.2 The Parties agree that Section 4.2 of the Agreement shall be deleted and replaced by the following:

“4.2 Development. As between Licensor and Licensee, Licensee shall be solely responsible for Developing Products in the Field in the Territory in accordance with the Development Plan [***], provided that, for clarity, if Licensor exercises the Reversion Option, then, subject to Sections 2.4(b)-(d), Licensor shall be solely responsible for the Development and Commercialization of the Product in the Field in the Option Territory [***], in accordance with the Development Plan and the Development Principles. For the avoidance of doubt, Licensor shall have no obligation to Develop or Commercialize the Product in the Field in the Option Territory, unless the Parties have agreed to include [***]. For purposes of this Section 4.2, the definition of “Commercially Reasonable Efforts” shall apply mutatis mutandis to Licensor.”

2.3.3 The Parties agree that following shall be added to Section 4.3(b)(ii) of the Agreement following subsection (b):

c.	Licensee shall have the right, but no obligation, to [***]

Licensor shall provide to Licensee, as well as to the JSC, [***].

2.4	Financials

2.4.1 The Parties acknowledge that Licensee has paid Licensor a $[***]. The Parties agree that the table set forth in Section 6.2(a) of the Agreement is deleted and replaced with the following:

Development Milestones	[***]	[***]
Initiation of first Pivotal Study	$35,000,000
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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2.4.2 The Parties agree that the table set forth in Section 6.2(b) of the Agreement is deleted and replaced with the following:

Commercial Milestones
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

In addition, the Parties agree that the last sentence of Section 6.2(b) of the Agreement is deleted and replaced with the following:

“[***]”

2.4.3 The Parties agree that Section 6.2(c) of the Agreement is deleted in its entirety.

2.4.4 Licensee shall pay to Licensor a non-creditable, non-refundable amount [***] Licensor.

2.4.5 The Parties agree that Section 6.5(d) shall be deleted and replaced by the following:

[***]

2.5	Exclusivity

The Parties agree that Section 8.1 of the Agreement shall not apply to Development and Commercialization of ACELYRIN’s compound izokibep by or on behalf of Licensee in [***] provided that either (i) the Development and Commercialization of izokibep is intended as [***] or (ii) the Parties agree [***] that the Development and Commercialization of izokibep in the [***] would not jeopardize the value of the Product.

2.6	Effect of Termination

The Parties agree that Section 13.2(c) of the Agreement is deleted and replaced with the following:

“(c) Licenses. Effective upon termination of this Agreement, Licensee hereby grants to Licensor an exclusive, worldwide, royalty-free license, with the right to grant sublicenses, under any Patents and other Intellectual Property Rights related to Products that are (i) owned or Controlled by Licensee, its Affiliates or Sublicensees and (ii) developed by or on behalf of any of them under this Agreement during the Term, for the sole purpose of making, using, developing, importing, selling, distributing, marketing and otherwise Exploiting such Products.”

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2.7	Assignment

The Parties agree that the second sentence of Section 18.8 of the Agreement is deleted and replaced with the following:

“Licensee shall have the right to assign this Agreement to an Affiliate; provided that Licensee guarantees the performance of this Agreement by such Affiliate and such Affiliate agrees in a writing delivered to Licensor to assume all of the rights and obligations of Licensee under this Agreement; and further provided that if such assignment would reasonably be expected to result in material adverse tax consequences to Licensor, Licensor’s consent shall be required for such assignment unless Licensee and the assignee agree to hold Licensor harmless with respect to such adverse tax consequences.”

ARTICLE 3 -MISCELLANEOUS

3.1 Effectiveness. This Amendment n°1 shall come into force upon Closing (the “First Amendment Effective Date”), provided that either Party may terminate this Amendment n°1 if Closing has not occurred by January 15th 2023 5pm Pacific Time.

3.2	Guarantee.

3.2.1 Starting as from the First Amendment Effective Date, for so long as Licensee remains an Affiliate of ACELYRIN, ACELYRIN shall hereby jointly and severally, absolutely, and unconditionally and irrevocably guarantee the full and prompt performance by Licensee of its obligations pursuant to the terms of the Agreement, as amended by this Amendment n°1, including any payment obligations thereunder (the “Obligations”), and Guarantor agrees to waive any right to require Licensor to proceed against Licensee for the Obligations.

3.2.2 Guarantor represents and warrants to Licensor that: (a) the execution, delivery and performance by Guarantor of this guaranty have been duly authorized by all necessary corporate action on its part; (b) this guaranty is being duly and validly executed by Guarantor and constitutes the legal, valid and binding agreement of Guarantor, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights; and (c) the execution, delivery and performance of this guaranty do not and will not (i) contravene or conflict with Guarantor’s charter documents, or (ii) contravene or constitute a default under any agreement of which Guarantor is a party.

3.3 Tax. ACELYRIN hereby guarantees to Licensor and its Affiliate Pierre Fabre Invest that, provided that the applicable payee qualifies for the benefit of Article 12 of the income tax treaty between the United States and France, no US withholding tax will be withheld from the Merger consideration or the payment described under Section 2.4.4 of this Amendment n°1 or Article 6 of the Agreement, in each case, as of the date of Closing.

3.4 Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Amendment n°1 to be executed by their representatives thereunto duly authorized as of the First Amendment Effective Date.

[Signature page follows]

8

ValenzaBio, Inc.

By:	/s/ Patrick Crutcher
Name: Patrick Crutcher
Title: Chief Executive Officer

Pierre Fabre Medicament SAS

By:	/s/ Jean-Luc Lowinski
Name: Jean-Luc LOWINSKI
Title: President

Acelyrin, Inc (only for purposes of Sections 3.2 and 3.3)

By:	/s/ Shao-Lee Lin
Name:	Shao-Lee Lin
Title:	Chief Executive Officer

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APPENDIX A

DEVELOPMENT PLAN

[***]

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